Ibotta Reports Second Quarter 2024 Financial Results

Grew revenue by 14% year-over-year to $87.9 million and non-GAAP revenue by 29%

Generated a net loss of $34.0 million, representing net loss as a percent of revenue of 39%, and Adjusted EBITDA of $25.3 million, representing a 29% Adjusted EBITDA margin

Announced Instacart as new IPN partner with revenue contribution expected to begin by end of year

DENVER, August 13, 2024 (Globe Newswire) -- Ibotta, Inc. (NYSE: IBTA), a leading technology company providing digital promotions and performance marketing solutions, today announced financial results for the second quarter ended June 30, 2024.

“Our strong second quarter results demonstrate that Ibotta’s pay-for-performance model is resonating with our clients and consumers,” said Ibotta CEO and founder, Bryan Leach. “In the current macroeconomic environment, now more than ever, CPG brands are turning to the IPN to win back market share, and that is leading to strong third-party redeemer and redemption growth. I am also excited about our recently announced strategic partnership with Instacart that highlights the expansion of our network into the promising vertical of online grocery delivery.”

Second Quarter 2024 Financial Highlights:

•Total revenue of $87.9 million, representing year-over-year growth of 14%. Excluding a one-time breakage benefit of $9.4 million in the second quarter of 2023, non-GAAP revenue growth was 29%.
•Total redemption revenue of $74.0 million, an increase of 27% year-over-year. Excluding a one-time D2C redemption revenue breakage benefit of $9.4 million in the second quarter of 2023, non-GAAP redemption revenue growth was 51%.
•During the quarter, the IPN had 13.7 million redeemers, compared to 5.3 million redeemers in the second quarter of 2023, an increase of 158% year-over-year. The primary driver of year-over-year growth was the expansion of the Walmart program (which initially launched in the third quarter of 2022 to members of Walmart’s paid membership program, Walmart+) to all Walmart customers with a Walmart.com account in the third quarter of 2023.
•Increased redemptions to 80.7 million, compared to 51.2 million in the second quarter of 2023, an increase of 58% year-over-year.
•Generated net loss of $34.0 million, representing net loss as a percent of revenue of 39%, and adjusted net income of $19.9 million, representing adjusted net income as a percent of revenue of 23%.
•Delivered Adjusted EBITDA of $25.3 million, representing an Adjusted EBITDA margin of 29%.
•Generated cash from operating activities of $35.0 million and free cash flow of $32.7 million.

•On April 22, 2024, Ibotta completed its initial public offering (IPO), raising $198.0 million in net proceeds by selling 2.5 million primary shares with an additional 5.0 million secondary shares sold by certain selling stockholders.

The following table summarizes the Company’s consolidated financial results for the three and six months ended June 30, 2024 and 2023:

	Three months ended June 30,			Six months ended June 30,
	2024	2023	% Change	2024	2023	% Change
	(in thousands, except per share figures and percentages)
GAAP Results
Redemption revenue	$73,951	$58,271	27%	$141,940	$99,974	42%
Revenue	$87,926	$77,385	14%	$170,253	$135,076	26%
Net (loss) income	$(33,966)	$15,341	(321)%	$(24,669)	$11,058	(323)%
Net (loss) income per share, diluted	$(1.32)	$0.58	(328)%	$(1.41)	$0.42	(436)%
Net (loss) income as a percent of revenue	(39)%	20%	(295)%	(14)%	8%	(275)%

Non-GAAP Results
Non-GAAP redemption revenue	$73,951	$48,871	51%	$141,940	$89,404	59%
Non-GAAP revenue	$87,926	$67,985	29%	$170,253	$124,506	37%
Adjusted EBITDA	$25,274	$23,207	9%	$47,933	$25,711	86%
Adjusted EBITDA margin	29%	30%	(3)%	28%	19%	48%
Adjusted net income	$19,859	$18,256	9%	$35,257	$17,413	102%
Adjusted net income per share, diluted	$0.68	$0.69	—%	$1.76	$0.66	168%

The following table summarizes the Company’s performance metrics for the three and six months ended June 30, 2024 and 2023:

	Three months ended June 30,			Six months ended June 30,
	2024	2023	% Change	2024	2023	% Change
	(in thousands, except per share figures and percentages)
Performance Metrics
Redemptions:
Direct-to-consumer redemptions	28,573	35,463	(19)%	56,248	67,150	(16)%
Third-party publisher redemptions	52,142	15,738	231%	95,934	27,324	251%
Total redemptions	80,715	51,201	58%	152,181	94,474	61%
Redeemers:
Direct-to-consumer redeemers	1,800	1,940	(7)%	1,864	1,944	(4)%
Third-party publisher redeemers	11,902	3,375	253%	11,230	3,055	268%
Total redeemers	13,702	5,315	158%	13,095	4,999	162%
Redemptions per redeemer:
Direct-to-consumer redemptions per redeemer	15.9	18.3	(13)%	30.2	34.5	(12)%
Third-party publisher redemptions per redeemer	4.4	4.7	(6)%	8.5	8.9	(4)%
Total redemptions per redeemer	5.9	9.6	(39)%	11.6	18.9	(39)%
Redemption revenue per redemption:
Direct-to-consumer redemption revenue per redemption	$1.13	$1.31	(14)%	$1.16	$1.19	(3)%
Third-party publisher redemption revenue per redemption	$0.80	$0.75	7%	$0.80	$0.74	8%
Total redemption revenue per redemption	$0.92	$1.14	(19)%	$0.93	$1.06	(12)%

Second Quarter 2024 Business Highlights:

•Launched the new and upgraded Family Dollar digital coupon program, which gives customers access to more national offers and an improved shopping experience. The partnership aims to advance Family Dollar’s digital engagement and customer experience strategy, ultimately driving more value and loyalty among its customers in nearly 8,000 store locations. The multi-year agreement, in which Ibotta is the exclusive provider of digital promotions, expands the array of offer types Ibotta supports to include digital coupons.
•Enabled Digital offers on AppCard, a leading personalized marketing and shopper analytics solution for independent grocers. At the end of the quarter, Ibotta’s offers were available at approximately one-third of all AppCard banners.
•Signed and announced partnership with Schnuck Markets Inc. (Schnucks) to roll out Ibotta’s digital offers to Schnucks’ customers. Digital offers from the IPN will become available to Schnucks’ customers later this year. In addition, Ibotta and Schnucks began collaborating on research and development initiatives related to novel ways of delivering personalized savings to consumers.
•Subsequent to the quarter-end, Ibotta and Instacart entered into a multi-year strategic partnership to bring Instacart customers savings on their groceries. Ibotta-provided digital offers will be live on Instacart’s mobile app and website later this year.

Financial Guidance:

Third quarter 2024 outlook summary:

•Revenue of $91 - $96 million, a year-over-year increase of 12% at the midpoint on a non-GAAP basis excluding the breakage benefit during the third quarter of 2023.
•Adjusted EBITDA of $28 - $32 million, representing a margin of 32% at the midpoint.

Guidance for Adjusted EBITDA is earnings before interest (income) expense, net, provision for income tax, depreciation and amortization, and excludes stock-based compensation, change in fair value of derivative, loss on debt extinguishment, and other expense, net. We have not reconciled Adjusted EBITDA to GAAP net income because we do not provide guidance on GAAP net income and would not be able to present the various reconciling cash and non-cash items between the GAAP and non-GAAP financial measures since certain items that impact these measures are uncertain or out of our control, or cannot be reasonably predicted, including share-based compensation expense, without unreasonable effort. The actual amounts of such reconciling items could have a significant impact on the Company's GAAP net income.

Use of Non-GAAP Financial Information

Included within this press release are the non-GAAP financial measures of non-GAAP revenue, non-GAAP redemption revenue, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income as a percent of revenue, adjusted diluted net income per share and free cash flow that supplement the condensed financial statements of the Company prepared under generally accepted accounting principles (GAAP). The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Please see the accompanying tables for reconciliations of these non-GAAP financial measures to their nearest GAAP equivalents.

Non-GAAP revenue and non-GAAP redemption revenue exclude the breakage benefit. Adjusted EBITDA is earnings before interest (income) expense, net, provision for income tax, depreciation and amortization, and excludes stock-based compensation, change in fair value of derivative, loss on debt extinguishment, and other expense, net. Adjusted EBITDA margin is calculated as Adjusted EBITDA as a percent of revenue. Adjusted net income excludes stock-based compensation, loss on debt extinguishment, change in fair value of derivative, and the related income tax effects. The income tax effect of non-GAAP adjustments is the difference between GAAP and non-GAAP income tax expense. Non-GAAP income tax expense is computed on non-GAAP pre-tax income (GAAP pre-tax income adjusted for non-GAAP adjustments). Adjusted diluted net income per share is calculated as adjusted net income divided by diluted weighted average common shares outstanding. Free cash flow is defined as cash provided by operating activities, less additions to property and equipment and capitalization of software development costs.

The Company's management believes that these non-GAAP measures can assist investors in evaluating the Company's operational trends, financial performance, and cash-generating capacity. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures versus their nearest GAAP equivalents. Other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

Second Quarter 2024 Financial Results Webcast and Conference Call Details

When:	Tuesday, August 13, 2024 at 2:30 p.m. MT/ 4:30 p.m. ET
Live Call:	US/Canada: 877-405-1211; International: +1 215-268-9896
Webcast:	ir.ibotta.com
Audio replay:	An audio replay of the call will be available beginning about two hours after the call. To listen to the replay in the United States please dial 877-660-6853 (replay code 13747861). Outside of the United States, please dial 201-612-7415.

Key Business Terms and Notes

Ibotta Performance Network (IPN): An AI-enabled technology platform that allows CPG brands to deliver digital promotions to consumers via a network of publishers, in a coordinated fashion and on a fee-per-sale basis.

One-time Breakage Benefit: On the Company’s balance sheet, the Company has a user redemption liability balance that is an accumulation of direct-to-consumer redeemers’ account balances net of estimated breakage. Consumers’ accounts that have no activity for six months are considered inactive and charged a $3.99 per month maintenance fee (i.e., breakage) until the balance is reduced to zero or new activity ensues. Every month the user redemption liability increases by the amount credited to D2C redeemers for redemptions and is offset by D2C redeemer cash outs, actual inactivity maintenance fees, and estimated breakage. The Company estimates breakage at the time of user redemption and reduces the user redemption liability accordingly. In 2023, the Company made an update to fix a software error to correctly charge maintenance fees to all inactive D2C redeemers on a go-forward basis. This change resulted in a short-term benefit to U.S. GAAP revenue in 2023. For the three and six months ended June 30, 2023, the breakage benefit to revenue totaled $9.4 million and $10.6 million, respectively. There was no breakage benefit associated with the three and six months ended June 30, 2024.

Redeemers: A consumer who has redeemed at least one digital offer within the quarter. If a consumer were to redeem on more than one publisher during that period, they would be counted as multiple redeemers. Year-to-date redeemers are calculated as the average of current year quarter-to-date redeemers.

Redemptions: A verified purchase of an item qualifying for an offer by a client on the IPN.

Redemption Revenue: The Company’s customers promote their products and services to consumers through cash back offers on the IPN. The Company earns a fee per redemption, which is recognized in the period in which the redemption occurred. The Company may also charge fees to set up a redemption campaign which are deferred and recognized over the average duration of historical redemption campaigns.

About Ibotta ("I bought a...")

Ibotta (NYSE: IBTA) is a leading performance marketing platform allowing brands to deliver digital promotions to over 200 million consumers through a network of publishers called the Ibotta Performance Network (IPN). The IPN allows marketers to influence what people buy, and where and how often they shop – all while paying only when their campaigns directly result in a sale. American shoppers have earned over $1.8 billion through the IPN since 2012. The largest tech IPO in history to come out of Colorado, Ibotta is headquartered in Denver, and is continually listed as a top place to work by The Denver Post and Inc. Magazine.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements relating to expectations concerning matters that are not historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements regarding Instacart contributing revenue by the end of the year, digital offers from the IPN becoming available to Schnucks’ customers later this year, Ibotta-provided digital offers being live on Instacart’s mobile app and website later this year, and the Company’s financial guidance, such as revenue and Adjusted EBITDA. When words such as “believe,” “expect,” “anticipate,” “will”, “outlook” or similar expressions are used, the Company is making forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give readers any assurance that such expectations will prove correct. These forward-looking statements involve risks, uncertainties and assumptions, including those related to the Company’s relatively limited operating history, which makes it difficult to evaluate the Company’s business and prospects, the demands and expectations of clients and the ability to attract and retain clients. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company. These and other factors are disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof, except as required by law.

Ibotta, Inc.
CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Revenue	$87,926	$77,385	$170,253	$135,076
Cost of revenue(1)	12,283	9,644	22,798	20,894
Gross profit	75,643	67,741	147,455	114,182
Operating expenses(1):
Sales and marketing	50,018	22,208	78,147	43,810
Research and development	17,526	12,220	31,167	23,915
General and administrative	28,708	12,737	41,862	26,071
Depreciation and amortization	1,048	762	2,031	1,514
Total operating expenses	97,300	47,927	153,207	95,310
(Loss) income from operations	(21,657)	19,814	(5,752)	18,872
Interest income (expense), net	2,672	(1,545)	867	(3,217)
Loss on debt extinguishment	(9,630)	–	(9,630)	–
Other expense, net	(1,414)	(238)	(3,116)	(1,741)
(Loss) income before provision for income taxes	(30,029)	18,031	(17,631)	13,914
Provision for income taxes	(3,937)	(2,690)	(7,038)	(2,856)
Net (loss) income	$(33,966)	$15,341	$(24,669)	$11,058
Net (loss) income per share:
Basic	$(1.32)	$1.73	$(1.41)	$1.25
Diluted	$(1.32)	$0.58	$(1.41)	$0.42
Weighted average common shares outstanding:
Basic	25,659,465	8,882,350	17,484,092	8,851,194
Diluted	25,659,465	26,563,550	17,484,092	26,528,229

(1)Amounts include stock-based compensation expense as follows (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Cost of revenue	$365	$133	$523	$353
Sales and marketing	26,808	558	30,430	1,122
Research and development	4,036	510	4,589	1,037
General and administrative	13,608	554	14,120	1,072
Total stock-based compensation expense	$44,817	$1,755	$49,662	$3,584

Ibotta, Inc.
CONDENSED BALANCE SHEETS
(In thousands)

	June 30, 2024	December 31, 2023
	(unaudited)
Assets
Current Assets:
Cash and cash equivalents	$317,858	$62,591
Accounts receivable	209,023	226,439
Prepaid expenses and other current assets	7,353	9,314
Total current assets	534,234	298,344
Property and equipment	2,272	2,541
Capitalized software development costs	14,361	12,844
Equity investment	4,531	4,531
Other long-term assets	652	1,530
Total assets	$556,050	$319,790
Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,235	$8,937
Due to third-party publishers	80,542	73,155
Deferred revenue	2,831	2,628
User redemption liability	81,044	84,531
Accrued expenses	16,918	24,582
Other current liabilities	3,596	4,317
Total current liabilities	190,166	198,150
Long-term liabilities:
Long-term debt, net	–	64,448
Convertible notes derivative liability	–	25,400
Other long-term liabilities	6,182	3,864
Total liabilities	196,348	291,862
Redeemable convertible preferred stock	–	–
Stockholders’ equity:
Preferred stock	–	–
Common stock	–	–
Class A common stock	–	–
Class B common stock	–	–
Additional paid-in capital	593,559	237,116
Accumulated deficit	(233,857)	(209,188)
Total stockholders' equity	359,702	27,928
Total liabilities, redeemable convertible preferred stock, and stockholders' equity	556,050	319,790

Ibotta, Inc.
CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Six months ended June 30,
	2024	2023
Operating activities
Net (loss) income	$(24,669)	$11,058
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	4,023	3,254
Impairment of capitalized software development costs	366	692
Stock-based compensation expense	24,802	3,584
Common stock warrant expense	24,860	–
Credit loss expense	681	409
Loss on extinguishment of debt	9,630	–
Amortization of debt discount and issuance costs	1,029	1,641
Change in fair value of convertible notes derivative liability	3,085	1,700
Other	23	40
Changes in assets and liabilities:
Accounts receivable	16,741	(23,628)
Other current and long-term assets	(1,603)	895
Accounts payable	(2,917)	745
Due to third-party publishers	7,387	11,257
Accrued expenses	(7,787)	(2,347)
Deferred revenue	203	596
User redemption liability	(3,487)	(8,069)
Other current and long-term liabilities	2,019	(756)
Net cash provided by operating activities	54,386	1,071
Investing activities
Additions to property and equipment	(353)	(202)
Additions to capitalized software development costs	(4,436)	(3,560)
Maturities of short-term investments	–	27,900
Net cash (used in) provided by investing activities	(4,789)	24,138
Financing activities
Proceeds from exercise of stock options	4,706	671
Deferred offering costs	(5,637)	–
Other financing activities	(91)	–
Net cash provided by financing activities	205,670	671
Net change in cash and cash equivalents	255,267	25,880
Cash and cash equivalents, beginning of period	62,591	17,818
Cash and cash equivalents, end of period	$317,858	$43,698

The following table disaggregates the Company’s direct-to-consumer and third-party publishers revenue by redemption and ad & other revenue:

Supplemental Revenue Detail

	Three months ended June 30,			Six months ended June 30,
	2024	2023	% Change	2024	2023	% Change
	(in thousands, except percentages)
Direct-to-consumer revenue
Redemption revenue	$32,300	$46,530	(31)%	$65,282	$79,801	(18)%
Ad & other revenue	13,975	19,114	(27)%	28,313	35,102	(19)%
Total direct-to-consumer revenue	46,275	65,644	(30)%	93,595	114,903	(19)%
Third-party publishers revenue
Redemption revenue	41,651	11,741	255%	76,658	20,173	280%
Ad & other revenue	—	—	—%	—	—	—%
Total third-party publishers revenue	41,651	11,741	255%	76,658	20,173	280%
Total
Redemption revenue	73,951	58,271	27%	141,940	99,974	42%
Ad & other revenue	13,975	19,114	(27)%	28,313	35,102	(19)%
Total revenue	$87,926	$77,385	14%	$170,253	$135,076	26%

The following tables show the Company’s non-GAAP financial metrics reconciled to the comparable GAAP financial metrics included in this release:

Reconciliation of Adjusted EBITDA

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023

	(in thousands)
Net (loss) income	$(33,966)	$15,341	$(24,669)	$11,058
Add (deduct):
Interest (income) expense, net	(2,672)	1,545	(867)	3,217
Depreciation and amortization	2,114	1,640	4,023	3,255
Stock-based compensation	44,817	1,755	49,662	3,584
Change in fair value of derivative	1,385	200	3,085	1,700
Loss on debt extinguishment	9,630	–	9,630	–
Provision for income taxes	3,937	2,690	7,038	2,856
Other expense, net	29	36	31	41
Adjusted EBITDA	$25,274	$23,207	$47,933	$25,711
Revenue	$87,926	$77,385	$170,253	$135,076
Net (loss) income as a percent of revenue	(39)%	20%	(14)%	8%
Adjusted EBITDA margin	29%	30%	28%	19%

Reconciliation of Adjusted Net Income

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023

	(in thousands)
Net (loss) income	$(33,966)	$15,341	$(24,669)	$11,058
Stock-based compensation	44,817	1,755	49,662	3,584
Loss on debt extinguishment	9,630	–	9,630	–
Change in fair value of derivative	1,385	200	3,085	1,700
Adjustment for income taxes	(2,007)	960	(2,451)	1,071
Adjusted net income	$19,859	$18,256	$35,257	$17,413
Revenue	$87,926	$77,385	$170,253	$135,076
Adjusted net income as a percent of revenue	23%	24%	21%	13%

Weighted average shares of common stock outstanding, diluted	25,659,465	26,563,550	17,484,092	26,528,229
Net (loss) income per share, diluted	$(1.32)	$0.58	$(1.41)	$0.42

Adjusted weighted average common shares outstanding, diluted	29,022,347	26,563,550	20,065,490	26,528,229
Adjusted net income per share, diluted	$0.68	$0.69	$1.76	$0.66

Reconciliation of Non-GAAP Revenue

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023

	(in thousands)
Revenue	$87,926	$77,385	$170,253	$135,076
Breakage benefit	—	(9,400)	—	(10,570)
Non-GAAP revenue	$87,926	$67,985	$170,253	$124,506

Reconciliation of Non-GAAP Redemption Revenue

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023

	(in thousands)
Redemption revenue	$73,951	$58,271	$141,940	$99,974
Breakage benefit	—	(9,400)	—	(10,570)
Non-GAAP redemption revenue	$73,951	$48,871	$141,940	$89,404

Reconciliation of Free Cash Flow

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023

	(in thousands)
Net cash provided by (used in) operating activities	$35,020	$(1,621)	$54,386	$1,071
Additions to property and equipment	(201)	(191)	(353)	(202)
Additions to capitalized software development costs	(2,121)	(2,565)	(4,436)	(3,560)
Free cash flow	$32,698	$(4,377)	$49,597	$(2,691)

Contact

Corporate Communications
Hilary O’Byrne, hilary.obyrne@ibotta.com

Investor Relations
Shalin Patel, shalin.patel@ibotta.com